EXHIBIT 10.48

FORM OF

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) by and between INCYTE CORPORATION, a Delaware corporation (the “Company”), and [the individuals listed on Schedule A] (the “Executive”), effective as of the 21st day of November, 2003.

The Board of Directors of the Company (the “Board”), has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control and to encourage the Executive’s full attention and dedication to the Company in the event of any threatened or pending Change in Control, and to provide the Executive with compensation and benefits arrangements upon an involuntary termination following a Change in Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other comparable corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

SECTION 1. DEFINITIONS.

(a) “Annual Base Salary” means the highest rate of annual base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company and its affiliated companies in respect of the 12-month period immediately preceding the month in which the Change in Control occurs.

(b) “Business Unit” means a Subsidiary or a business division of the Company or Subsidiary in which the Executive is primarily employed.

(c) “Cause” means:

(i) The willful and continued failure of the Executive to perform substantially the Executive’s duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness or impairment), after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive’s duties; or

(ii) The willful engaging by the Executive in illegal conduct, gross misconduct or dishonesty which is materially and demonstrably injurious to the Company; or

(iii) Unauthorized and prejudicial disclosure or misuse of the Company’s secret, confidential or proprietary information, knowledge or data relating to the Company or its affiliates.

Notwithstanding the foregoing, “Cause” shall not include any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company to whom the Executive reports or based upon the advice of counsel for the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i), (ii) or (iii) above, and specifying the particulars thereof in detail.

(d) “Change in Control” means the occurrence of any of the following events:

(i) A change in the composition of the Board, as a result of which fewer than one-half of the incumbent directors are directors who either:

(A) Had been directors of the Company 24 months prior to such change; or

(B) Were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination;

(ii) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company;

(iii) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company;

(iv) There is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company to a Subsidiary or to an entity, the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or

(v) The sale, transfer or other disposition of a substantial portion of the stock or assets of the Company or a Business Unit or a similar transaction as the Board, in each case, in its sole discretion, may determine to be a Change in Control.

The term “Change in Control” shall not include a transaction, the sole purpose of which is to change the state of the Company’s incorporation or the initial public offering of the stock of a Business Unit.

(e) “Disability” means the absence of the Executive from the Executive’s duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness or impairment which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive’s legal representative.

(f) “Employment Period” means the 24-month period following the occurrence of a Change in Control.

(g) “Involuntary Termination” means:

(i) The assignment to Executive of any duties substantially inconsistent with Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as in effect immediately prior to a Change in Control or any other action by the Company that results in a substantial diminishment in such position, authority, duties or responsibilities as in effect immediately prior to a Change in Control; or

(ii) (A) Except as required by law, the failure by the Company to continue to provide to Executive benefits substantially equivalent or more beneficial (including in terms of the amount of benefits provided and the level of participation of Executive relative to other participants), in the aggregate, to those enjoyed by Executive under the Company’s employee benefit plans (including, without limitation, any pension, deferred compensation, split-dollar life insurance, supplemental retirement, retirement or savings plan(s) or program(s)) and welfare benefits in which Executive was eligible to participate immediately prior to the Change in Control; or (B) the taking of any action by the Company that would, directly or indirectly, materially reduce or deprive Executive of any other benefit, perquisite or privilege enjoyed by Executive immediately prior to the Change in Control, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

(iii) The Company’s requiring the Executive to be based at any office or location more than 35 miles from the office or location where the Executive is based immediately prior to the Change in Control; or

(iv) Any reduction in the Executive’s Base Salary or target bonus opportunity under the Bonus Plan; or

(v) Any termination of the Executive by the Company that is not effected for Cause or Disability; or

(vi) A material breach by the Company of this Agreement.

(h) “Subsidiary” means any other entity, whether incorporated or unincorporated, in which the Company or any one or more of its Subsidiaries directly owns or controls (i) 50% or more of the securities or other ownership interests, including profits, equity or beneficial interests, or (ii) securities or other interests having by their terms ordinary voting power to elect more than 50% of the board of directors or others performing similar function with respect to such other entity that is not a corporation.

(i) “Target Bonus” means the Executive’s target bonus under the Company’s annual bonus program, or any comparable bonus under any predecessor or successor plan (“Bonus Plan”), for the year in which the Change in Control occurs.

(j) “Termination Date” means the date of receipt of any notice of termination delivered by one party to the other under this Agreement, or such later effective date specified in the notice.

SECTION 2. OBLIGATIONS OF THE COMPANY UPON TERMINATION.

(a) Involuntary Termination. If the Executive’s employment with the Company terminates as a result of an Involuntary Termination during the Employment Period, then the Executive shall be entitled to the following severance benefits:

(i) the sum of (1) the Executive’s Annual Base Salary and (2) the Target Bonus or, if greater, the bonus pursuant to the Bonus Plan in the most recently completed fiscal year, payable in a lump sum within 30 days after the Termination Date; and

(ii) the product of (1) the Target Bonus and (2) a fraction, the numerator of which is the number of days in the current fiscal year through the Termination Date, and the denominator of which is 365, payable in a lump sum within 30 days after the Termination Date; and

(iii) reimbursement (or direct payment) by the Company of the cost of continued life and disability insurance coverage for the Executive under the Company’s plans or under policies obtained by the Executive, through conversion to individual coverage or otherwise, at the same levels in effect at the Termination Date, for twelve (12) months following the Termination Date; and

(iv) Reimbursement by the Company of a portion of the group health continuation coverage premiums paid by the Executive for coverage for the Executive and/or the Executive’s eligible dependents under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended (“COBRA”), equal to the percentage share of premiums the Company paid for such coverage prior to the Termination Date, for 12 months following the Executive’s Termination Date (provided that the Executive shall be solely responsible for properly electing to continue such coverage under COBRA);

(v) All options acquired under the Company’s 1991 Stock Plan or any other stock-based incentive plan of the Company which have not vested in accordance with the terms and conditions of the options, shall become 100% vested and all such options shall continue to be exercisable for 12 months following the Termination Date (and the Executive expressly consents to the modification of any existing option agreements consistent with this provision);

(vi) If the Termination Date occurs prior to the date on which the bonuses pursuant to the Bonus Plan are paid for the most recently completed fiscal year, but after the end of such fiscal year, the Executive shall remain eligible for the payment of such a bonus notwithstanding the fact that the Executive is no longer employed on the date of payment.

(b) Other Termination. If the Executive’s employment with the Company terminates other than as a result of an Involuntary Termination during the Employment Period, then the Executive shall not be entitled to receive severance benefits under this Agreement.

(c) Accrued Wages and Vacation; Other Benefits. Without regard to the reason for, or the timing of, the Executive’s termination of employment, the Company shall pay the Executive (i) any unpaid wages due for periods prior to the Termination Date; and (ii) all of the Executive’s accrued and unused vacation through the Termination Date. These payments shall be made promptly upon termination and within the period of time mandated by law. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan of or any agreement with the Company or any of its affiliated companies at or subsequent to the Termination Date shall be payable in accordance with such plan or program or agreement except as explicitly modified by this Agreement.

SECTION 3. FULL SETTLEMENT.

The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in section 7872(f)(2)(A) of the Internal Revenue Code.

SECTION 4. SUCCESSORS.

(a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.

(b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or the relevant Business Unit to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company or such Business Unit would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

SECTION 5. MISCELLANEOUS.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

at the Executive’s current address as shown on the records of the Company.

If to the Company:

Incyte Corporation

3160 Porter Drive

Palo Alto, CA 94304

Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(c) Any termination during the Employment Period by the Company for Cause or by the Executive as a result of an Involuntary Termination shall be communicated by notice of termination to the other party hereto given in accordance with Section 5(b) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and specify the Termination Date (which shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the notice any fact or circumstance which contributes to a showing of Involuntary

Termination or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.

(d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(e) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(f) The Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(g) The Executive and the Company acknowledge that the employment of the Executive by the Company is “at will” and, prior to the Change in Control, the Executive’s employment and/or this Agreement may be terminated by either the Executive or the Company at any time, in which case the Executive shall have no further rights under this Agreement except as expressly set forth in Section 2 hereof. This Agreement represents the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes any other agreement between the parties with respect thereto (provided that it shall not supersede the Executive’s obligations under the Confidential Information and Invention Assignment Agreement).

IN WITNESS WHEREOF, the Executive and the Company, through its duly authorized Officer, have executed this Agreement to be effective as of the day and year first above written.

EXECUTIVE

/s/ The individual listed on Schedule A
The individual listed on Schedule A

COMPANY

By	/s/ Paul A. Friedman
Its Chief Executive Officer

SCHEDULE A

On November 21, 2003, the Company entered into employment agreements with each of its Executive Vice Presidents listed below:

David C. Hastings

John A. Keller

Brian W. Metcalf

Patricia A. Schreck (effective date of December 8, 2003)

Paula J. Swain

Except where reference is made to the name of the individual in each agreement, such agreements are identical to this form.